Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert C. Kreidler, Executive Vice President and Chief Financial Officer of Sysco Corporation (the “company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (“Annual Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	All of the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:  August 27, 2012

/s/ ROBERT C. KREIDLER
Robert C. Kreidler
Executive Vice President and
Chief Financial Officer